UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 29, 2011

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

15122 Tealrise Way, Lithia, FL 33547

(Address of Principal Executive Offices)

(813) 260-1865

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2011, Mr. Jack Wagenti resigned as the Company’s Chief Financial Officer, and the Board of Directors appointed Mr. David Cutler as the Company’s new Chief Financial Officer.

On November 30, 2011, Mr. Jack Wagenti resigned in all other capacities from the Company (as Chairman, Secretary,  Treasurer  and  director), and Mr. Daniel H. Luciano resigned as Chief Operating Officer of the Company. The resignation of Mr. Wagenti (age 74) as a director is not as a result of any disagreement between he and the Company on matters relating to the Company’s policies, practices or procedures. Mr. Luciano remains as a director of the Company.

Immediately following such resignations, the Board of Directors appointed Mr. John Gildea, a director of the Company, as Chairman and Chief Operating Officer of the Company. Mr. Gildea was appointed to the Company’s Board of Directors on January 6, 2011.

Mr. Cutler (age 56)  has more than 30 years of experience in international finance, accounting and business administration. Mr. Cutler was Chief Financial Officer and subsequently Chief Executive Officer of Multi-Link Telecommunications, Inc., a voice messaging business, from 1999 to 2005, Chief Executive Officer, Chief Financial Officer and a director of Aspeon, Inc. (nka Aspi, Inc.), a publicly listed shell company from April 2005 until October 2009, Chief Executive Officer, Chief Financial Officer and a director of Golden Dragon Holding Co. (formerly Concord Ventures, Inc.), a publicly listed shell company from March 2006 to date, Chief Executive Officer, Chief Financial Officer and a director of Atomic Paintball, Inc., a development stage owner and operator of paintball parks from August 2006 until December 2009 and was appointed as the sole director of Southwestern Water Exploration Co., a publicly listed shell company, in March 2011, the sole director of USN Corporation., a publicly listed shell company in July 2011 and sole director of Torrent Energy Corporation, a publicly listed shell company in October 2011. Atomic Paintball, Inc. filed for Chapter 7 in 2009. Mr. Cutler is also the Principal of Cutler & Co., PC, a US accounting and UK registered auditing company, and a partner of Borgers and Cutler CPAs PC, a PCAOB registered auditing company.  Mr. Cutler has a Masters degree from St. Catherine College in Cambridge, England and qualified as a British Chartered Accountant and as Chartered Tax Advisor with Arthur Andersen & Co. in London. He was subsequently admitted as a Fellow of the UK Institute of Chartered Accountants. Since arriving in the United States, Mr. Cutler has qualified as a Certified Public Accountant, a Certified Valuation Analyst of the National Association of Certified Valuation Analysts and obtained an executive MBA from Colorado State University.

Mr. Cutler will act in such officer capacity on a part-time basis. The Company and Mr. Cutler have reached an oral arrangement pursuant to which Mr. Cutler will be compensated at $5,000 per month.

As of the date of this Report, except as stated herein, the Company has no written or oral agreements with the above officers regarding compensation or any other form of remuneration. There are no family relationships between the above named officers and any other officers and/or directors. Except as stated herein, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction, in which we were or are to be a participant, exceeding $120,000 and in which our new officers had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which the above named officers are a party or in which each party participates that is entered into or a material amendment in connection with the triggering event or any grant or award to any such covered person or modification thereto, under any such plan, contract or arrangement in connection with any such event.

Item 7.01  Regulation FD Disclosure.

On or about December 5, 2011, the Company issued the Press Release regarding the corporate restructuring, a copy of which is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and  Exhibits.

Exhibit Number

Description

99.1

Press Release dated December 5, 2011.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PRECIOUS METALS, INC.

By:	/s/ David Burney
Name: David Burney
Title: President
Date: December 5, 2011